SUB - ITEM 77Q1

The Amended and Restated Declaration of Trust, dated August 12, 2003 and an Amendment, dated August 15, 2003, to the Amended and Restated Declaration of Trust, are contained in Post-Effective Amendment No. 35 to the Registration Statement (File Nos. 33-7637 and 811-4775), as filed with the Securities and Exchange Commission via EDGAR on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such descriptions are incorporated herein by reference.